UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2025
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
Purchase Agreement

On December 19, 2025, CACI, Inc.-Federal (the “Purchaser”), a wholly owned subsidiary of CACI International Inc (the “Company”), entered into a Purchase Agreement and Plan of Merger (the “Purchase Agreement”) by and among the Purchaser, the Company, solely as a guarantor, Spatium Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Purchaser (“Merger Sub”), ARKA Group, L.P., a Delaware limited partnership (the “Partnership”), BTO Amergint Feeder Parent L.P., a Delaware limited partnership (the “Blocker Seller”) and, solely in its capacity as representative of the Equity Holders (as defined in the Purchase Agreement), ARKA Holdco L.P., a Delaware limited partnership.

Pursuant to the Purchase Agreement, the Purchaser has agreed to acquire the Partnership for an aggregate purchase price of $2.6 billion in cash, subject to a customary post-closing purchase price adjustment for net working capital and certain other items (the “Transaction”). The Purchase Agreement contemplates that immediately after the sale to Purchaser of the partnership interests held by Blocker Seller (which is to be accomplished through the sale to Purchaser of all of the equity interests in Blocker), Merger Sub will merge with and into the Partnership, with the Partnership surviving the merger as an indirect wholly owned subsidiary of the Company.

The Purchase Agreement contains customary representations and warranties and covenants of the Partnership, the Purchaser, Merger Sub and the Blocker Seller. The Purchase Agreement also provides the parties with certain termination rights in specified circumstances, including if the closing of the Transaction has not occurred on or prior to June 19, 2026, which date may be extended if certain limited conditions remain unsatisfied as of the date of such extension.

The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date.

The Purchase Agreement contains customary conditions to closing, including the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. The Transaction is expected to close in the third quarter of the Company’s 2026 fiscal year. A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Debt Financing

The Company intends to fund the Transaction with cash on hand, borrowings under its revolving credit facility and debt financing. In connection with the Transaction, the Company entered into a commitment letter (the “Commitment Letter”), dated December 19, 2025, with Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which Wells Fargo committed to provide the entire principal amount of a senior secured bridge loan facility in an aggregate principal amount of up to $1.3 billion, less the aggregate principal amount of gross proceeds that the Company elects to raise in a debt or equity financing transaction prior to the closing of the Transaction and as otherwise set forth in the Commitment Letter. The funding of the financing commitments of Wells Fargo set forth in the Commitment Letter are subject to customary closing conditions set forth in the Commitment Letter.

Item 7.01	Regulation FD Disclosure.
On December 22, 2025, the Company issued a press release announcing entry into the Purchase Agreement and its intent to acquire all of the equity interests of the Partnership. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
2.1*
Purchase Agreement and Plan of Merger, dated December 19, 2025, by and among CACI, Inc. - Federal, CACI International Inc, Spatium Merger Sub, LLC, ARKA Group, L.P., BTO Amergint Feeder Parent L.P. and Arka Holdco, L.P.

99.1	Press Release dated December 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: December 22, 2025	By:	s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary